SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2002
Date of Report
(date of earliest event reported)

SOCKET COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

37400 Central Court
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 744-2700
(Registrant's telephone number, including area code)

Item 5. Other Events

On October 3, 2002, Socket Communications, Inc., a Delaware corporation (the "Company") completed a private placement of certain securities pursuant to the Securities Purchase Agreement dated as of October 3, 2002 (the "Purchase Agreement") attached hereto as Exhibit 10.1, by and between Laurus Master Fund, Ltd. (the "Purchaser") and the Company (the "Closing").

Sale of Series E Preferred Stock. Pursuant to the Purchase Agreement, (1) the Company issued and sold to the Purchaser an aggregate of 100,000 shares of the Company's Series E Preferred Stock (the "Series E Preferred Stock") at a price of $10.00 per share (the "Stated Value"), or an aggregate of $1,000,000 in cash; and (2) the Company issued to the Purchaser a warrant to purchase up to an aggregate of 250,000 shares of the Company's Common Stock at a price of $0.957 per share in the form attached hereto as Exhibit 10.3 ("Warrant"). Each share of Series E Preferred Stock is convertible into Common Stock at an initial conversion price of $0.87, or at an initial conversion rate of approximately 11.5 shares of Common Stock for each share of Series E Preferred Stock, subject to certain adjustments as set forth in the Certificate of Designation of Series E Preferred Stock of the Company attached hereto as Exhibit 10.2 (the "Certificate of Designation"). The Company paid an aggregate of $100,000 in fees and expenses to certain affiliates of the Purchaser in connection with the sale of the Series E Preferred Stock.

Optional Conversion. The Purchaser will be entitled to convert all or a portion of the Series E Preferred Stock into Common Stock at any time. The number of shares issuable upon a voluntary conversion of a share of Series E Preferred Stock will equal the Stated Value of such share (initially $10.00) divided by the conversion price of the Series E Preferred Stock (the "Conversion Price"). The Conversion Price is $0.87 per share of Common Stock; subject to adjustment as described below under "Events of Default."

Required Conversion. The Company may require all or a portion of the Series E Preferred Stock to convert into Common Stock at any time, subject to certain limitations. The number of shares issuable upon such a mandatory conversion of a share Series E Preferred Stock will equal the Stated Value of such share (initially $10) divided by the lower of (1) the Conversion Price then in effect, and (2) 85% of the average of the three lowest closing sale prices of the Common Stock for the 30 trading days prior to the effective date of the conversion. The number of shares of Series E Preferred Stock which the Company may convert at any time shall not exceed the number of shares convertible into 20% of the aggregate trading volume of the Common Stock for the preceding 22 trading days. All shares of Common Stock issued upon conversion of the Series E Preferred must have been registered for resale pursuant to the Securities Act of 1933, as amended (the "Securities Act").

Dividend Rights. The Series E Preferred Stock carries a dividend preference of 12.00% per year payable in preference to payment of any dividend on the Company's Common Stock or other junior securities. The dividend preference is cumulative, and payable monthly commencing December 31, 2002. Dividend payments may be made, at the election of the Company, either in cash or in shares of Common Stock of the Company, provided that these shares have been registered for resale under the Securities Act.

Amortization of Stated Value. The Company is obligated to pay one-fifteenth of the original Stated Value of the Series E Preferred Stock (i.e. $66,667), together with accrued dividends on that portion of the Stated Value, at the end of every month commencing on January 31, 2003 (the "Monthly Payments"). The Stated Value of the Series E Preferred will be reduced as each Monthly Payment is made. Accordingly, the entire Stated Value of the Series E Preferred Stock will be paid to the Purchaser by July 31, 2004. The Company may make each monthly payment either in cash or in shares of Common Stock of the Company, provided that these shares have been registered for resale under the Securities Act. The Company must provide notice of any election to make a Monthly Payment in stock at least 20 days prior to the payment date.

Redemption. The Company will have the option of redeeming all shares of Series E Preferred Stock at any time, at a redemption price equal to 130% of the remaining Stated Value of the Series E Preferred Stock. Prior to any such redemption, the Purchaser will have an opportunity to elect to convert the Series E Preferred Stock into Common Stock at the Conversion Price.

Liquidation Preference. Upon a liquidation, dissolution or winding-up of the Company, the holders of Series E Preferred Stock are entitled to receive, before any payment or distribution to holders of Common Stock or other junior securities, the remaining unamortized Stated Value of their Series E Preferred Stock, plus any accrued but unpaid dividends. Neither a merger or consolidation of the Company with another entity, nor a sale of its assets, will be deemed a liquidation, dissolution or winding-up of the Company.

Events of Default. Upon the occurrence of certain Events of Default specified in the Certificate of Designation, including a material breach of certain covenants and representations made by the Company to the Purchaser, the following will result:

(1) Either the Purchaser or the Company will have the right to compel a redemption of all or any portion of the outstanding Series E Preferred Stock for a cash amount equal to 100% of the unpaid Stated Value of the Series E Preferred Stock; and

(2) The Conversion Price of the Preferred Stock will be reduced to equal 70% of the average of the three lowest closing sale prices of the Common Stock for the 30 trading days prior to the effective date of the conversion until the default condition is cured.

Security Agreement. At the Closing, the Company entered into a Security Agreement with the Purchaser that provides the Purchaser with a security interest in all assets of the Company. The security interest secures the right of the Purchaser to receive the Monthly Payments from the Company. This security interest is subordinate to any interest granted to the Company's principal bank creditor.

Voting. The Series E Preferred Stock will not have voting rights on any matter, except as may be required by law.

Warrant. The Warrant permits the Purchaser to purchase up to 250,000 shares of Common Stock of the Company for a cash purchase price of $0.957 per share. The Warrant has a term of five years from the issuance date.

Limitation on Number of Shares. The aggregate number of shares issuable upon conversion of the Series E Preferred Stock and upon exercise of the Warrants is limited to a number of shares equal to 19.99% of the Company's currently outstanding shares of Common Stock, in compliance with the rules of the Nasdaq Stock Market, unless the stockholders of the Company approve the issuance of a number of shares in excess of that limitation.

Registration of Shares of Common Stock for Resale. Subject to certain conditions, the Company has agreed to prepare and file with the Securities and Exchange Commission, within 30 days after the Closing, a registration statement to enable the resale of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock and upon exercise of the Warrant.

The foregoing summary of the Purchase Agreement and the agreements and transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement and the Warrant, form of Certificate of Designation, and Security Agreement, copies of which are set forth as Exhibits 10.1 through 10.4 hereto and are incorporated herein by reference.

Press Release. On October 7, 2002, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

10.1 Series E Preferred Stock Purchase Agreement, dated as of October 3, 2002, by and between the Company and the Purchaser.

10.2 Form of Certificate of Designation of Series E Preferred Stock of the Company.

10.3 Common Stock Warrant dated October 3, 2002.

10.4 Security Agreement dated October 3, 2002 by and between the Company and the Purchaser.

99.1 Press Release dated October 7, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2002

SOCKET COMMUNICATIONS, INC.

By:	/s/ David W. Dunlap
David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

10.1 Series E Preferred Stock Purchase Agreement, dated as of October 3, 2002, by and between the Company and the Purchaser.

10.2 Form of Certificate of Designation of Series E Preferred Stock of the Company.

10.3 Common Stock Warrant dated October 3, 2002.

10.4 Security Agreement dated October 3, 2002 by and between the Company and the Purchaser.

99.1 Press Release dated October 7, 2002.